PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-156695 Dated June 15, 2011

UBS AG Trigger Yield Optimization Notes

Linked to the common stock or American depository share of a specific company

Investment Description

UBS AG Trigger Yield Optimization Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”) linked to the common stock or American depository share of a specific company (the “underlying stock”). The applicable terms of an offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor. The general terms are as follows:

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Unless otherwise specified in the relevant final terms supplement, the issue price of each Note will equal the closing price of the underlying stock on the trade date (the “initial price”). The issue price of each Note and the initial price of the underlying stock will be specified in the relevant final terms supplement for your Notes.

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UBS will pay you coupons in periodic installments regardless of the performance of the underlying stock. The frequency of the coupon payments, the coupon rate and the coupon payment dates will be specified in the relevant final terms supplement for your Notes.

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At maturity, UBS will either pay you the principal amount per Note or, if the closing price of the underlying stock on the final valuation date is below the trigger price specified in the relevant final terms supplement, UBS will deliver to you one share of the underlying stock at maturity for each of your Notes (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”). In this scenario, the shares of the underlying stock that will be delivered to you are expected to be worth significantly less than the principal amount of your Notes and may have no value at all.

Investing in the Notes involves significant risks. You may lose some or all of your principal amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving shares of the underlying stock at maturity that are worth significantly less than your principal amount and the credit risk of UBS for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

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Income: Regardless of the performance of the underlying stock, UBS will pay you coupons in periodic installments as specified in the relevant final terms supplement for your Notes. In exchange for receiving the coupons on the Notes, you are accepting the risk of receiving shares of the underlying stock at maturity that are worth significantly less than your principal amount and the credit risk of UBS for all payments under the Notes.

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Contingent Repayment of Principal Amount at Maturity: If the price of the underlying stock does not close below the trigger price on the final valuation date, UBS will pay you the principal amount per Note at maturity and you will not participate in any appreciation or decline in the value of the underlying stock. If the price of the underlying stock closes below the trigger price on the final valuation date, UBS will deliver to you one share of the underlying stock at maturity for each of your Notes, which is expected to be worth significantly less than your principal amount and may have no value at all. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES AT MATURITY, AND THE NOTES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-13 OF THE TRIGGER YIELD OPTIMIZATION NOTES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offering

This prospectus supplement describes the general terms of Notes that we may offer. The applicable terms of any offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor.

See “Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the Trigger Yield Optimization Notes product supplement relating to the Notes, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Notes generated when the trade is placed on the trade date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this prospectus supplement, or the accompanying Trigger Yield Optimization Notes product supplement or prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Trigger Yield Optimization Notes product supplement dated June 10, 2011:

http://www.sec.gov/Archives/edgar/data/1114446/000119312511162722/d424b2.htm

♦	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

This prospectus supplement describes the terms that will apply generally to the Notes. On the trade date, UBS AG will prepare a final terms supplement that, in addition to the identity of the underlying stock and any changes to the general terms specified herein, will also include the specific pricing terms for that issuance. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is placed on the trade date which will specify the final economic terms of the Notes. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for either the trigger price or coupon rate depending on your selection of the terms. Any final terms supplement should be read in connection with this prospectus supplement, the Trigger Yield Optimization Notes product supplement and the accompanying prospectus.

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “Trigger Yield Optimization Notes product supplement” mean the UBS product supplement, dated June 10, 2011, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated January 13, 2009.

Investor Suitability

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

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You believe the final price of the underlying stock is not likely to be below the trigger price and, if it is, you can tolerate receiving shares of the underlying stock at maturity worth less than your principal amount or that may have no value at all.

♦	You understand and accept that you will not participate in any appreciation in the price of the underlying stock and that your return at maturity is limited to the coupons paid on the Notes.

♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦	You are willing to invest in the Notes based on the coupon rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦	You are willing and able to hold the Notes to maturity, and accept that there may be little or no secondary market for the Notes.

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You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦	You are not willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦	You believe the final price of the underlying stock is likely to be below the trigger price, which could result in a total loss of your initial investment.

♦	You cannot tolerate receiving shares of the underlying stock at maturity worth less than your principal amount or that may have no value at all.

♦	You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦	You are not willing to invest in the Notes based on the coupon rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦	You are unable or unwilling to hold the Notes to maturity, and seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this prospectus supplement as well as the “Key Risks” section in the relevant final terms supplement for risks related to an investment in the Notes.

Summary Terms

Issuer	UBS AG
Issue Price per Note	Equal to the initial price of the underlying stock.
Principal Amount per Note	Equal to the initial price of the underlying stock.
Term	As specified in the relevant final terms supplement.
Underlying Stock	The common stock or American depository share of a specific company as specified in the relevant final terms supplement.
Coupon Payments	UBS AG will pay interest on the principal amount of the Notes on a specified day of each month and the maturity date; provided that, if any coupon payment date would otherwise fall on a date which is not a business day, the relevant coupon payment date will be the first following day which is a business day unless that day falls in the next calendar month, in which case the relevant coupon payment date will be the first preceding day which is a business day. Each payment of interest due on a coupon payment date or on the maturity date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment (or the issue date in the case of the first coupon payment date) to the relevant coupon payment date. UBS will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months. If the maturity date is postponed beyond the originally scheduled maturity date due to the occurrence of a market disruption event on the final valuation date, interest will cease to accrue on the originally scheduled maturity date.
Coupon Rate	The Notes will bear interest at a per annum rate as specified in the final terms supplement.
Payment at Maturity (per Note)

If the final price of the underlying stock is equal to or greater than the trigger price, we will pay you an amount in cash at maturity equal to your principal amount.

If the final price of the underlying stock is below the trigger price, we will deliver to you one share of the underlying stock for each Note you own, subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement. In this scenario, the share of the underlying stock that will be delivered to you is expected to be worth significantly less than the principal amount of your Note and may have no value at all. We will pay cash in lieu of delivering any fractional shares.

Closing Price	On any trading day, the last reported sale price of the underlying stock on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	Unless otherwise specified in the relevant final terms supplement, the closing price of the underlying stock on the trade date.
Trigger Price	A percentage of the initial price of the underlying stock, which will be specified in the relevant final terms supplement on the trade date. The trigger price is subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement.
Final Price	The closing price of the underlying stock on the final valuation date.
Trade Date	As specified in the relevant final terms supplement.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the Trade Date.
Final Valuation Date	Unless otherwise specified in the relevant final terms supplement, 3 business days prior to the Maturity Date, or if such day is not a trading day, the final valuation date will be the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
Maturity Date	As specified in the relevant final terms supplement. The maturity date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
Coupon Payment Dates	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR PRINCIPAL AMOUNT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

What are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Trigger Yield Optimization Notes product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Trigger Yield Optimization Notes product supplement.

The United States federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying stock. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — If the Notes have a term greater than one year, the amounts treated as interest on the debt component would be includable in income by you in accordance with your regular method of accounting for interest for United States federal income purposes. If the Notes have a term of one year or less, amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale or maturity. At maturity, the put option component either would be taxed as a short-term capital gain if the principal amount is repaid in cash or would reduce the basis of any underlying stock if you receive the underlying stock.

We believe it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the United States federal income tax treatment, it is possible that your Notes could be treated as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” on page PS-44 of the Trigger Yield Optimization Notes product supplement for a more detailed description of the tax treatment of your Notes.

In 2007, the Internal Revenue Service released a Notice that may affect the taxation of holders of the Notes. According to the Notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Trigger Yield Optimization Notes product supplement unless and until such time as some other treatment is more appropriate.

Specified Foreign Financial Assets — Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such individuals hold such assets outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Notes.

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarred individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including the consequences of a sale or exchange of the Notes, please see the discussion under “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Trigger Yield Optimization Notes product supplement and consult your tax advisor.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Trigger Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

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Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying stock is greater than or equal to the trigger price and only at maturity. If the final price of the underlying stock is below the trigger price, UBS will deliver to you one share of the underlying stock at maturity for each Note that you own instead of the principal amount in cash. If you receive shares of the underlying stock at maturity, the value of the shares you receive is expected to be significantly less than the principal amount of the Notes or may have no value at all.

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Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying stock reflects a higher expectation as of the trade date that the price of the underlying stock could close below its trigger price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, the underlying stock’s volatility can change significantly over the term of the Notes. The price of the underlying stock for your Note could fall sharply, which could result in a significant loss of principal.

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The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the stock price is above the trigger price.

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Your return on the Notes is expected to be limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying stock from the trade date to the final valuation date and your return on the Notes is expected to be limited to the coupon payments. If the closing price of the underlying stock on the final valuation date is greater than or equal to the trigger price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying stock even though you risked being subject to the decline in the price of the underlying stock. If the closing price of the underlying stock on the final valuation date is less than the trigger price, UBS will deliver to you shares of the underlying stock at maturity which will be worth less than the trigger price as of the final valuation date and are unlikely to be worth more than the principal amount as of the maturity date. Therefore, your return on the Notes as of the maturity date is expected to be limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying stock.

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Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

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Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and its issuer (the “underlying stock issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying stock issuer and the underlying stock for your Notes. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

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Owning the Notes is not the same as owning the underlying stock — The return on your Notes may not reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock over the term of your Notes. Furthermore, the underlying stock may appreciate substantially during the term of your Notes and you will not participate in such appreciation.

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No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. There can be no assurance that the underlying stock price will not rise by more than the coupons paid on the Notes or will not close below the trigger price on the final valuation date. The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying stock. You should be willing to accept the risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

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The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent may adjust the amount payable at maturity by adjusting the trigger price and the number of shares of the underlying stock that may be delivered for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other actions involving the underlying stock. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying stock. If an event occurs that does not require the calculation agent to adjust the trigger price and the number of shares of underlying stock that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock or American depositary shares of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of the underlying stock becomes subject to (i) a reorganization event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-30 of the Trigger Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying stock is below the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

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Exchange rate risk — The underlying stock of the Notes may be the American depositary shares of a foreign company. Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to American depositary shares.

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Risks associated with foreign securities markets — The underlying stock of the Notes may be the American depositary shares of a foreign company. Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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There are important differences between the American depositary shares and the ordinary shares of a foreign company — The underlying stock of the Notes may be the American depositary shares of a foreign company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign company and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the foreign company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.

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Risks associated with non-U.S. companies — The underlying stock of the Notes may be the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.

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Risks associated with emerging market companies — The underlying stock of the Notes may be the American depositary shares or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes may be susceptible, before making a decision to invest in the Notes.

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There is no affiliation between the underlying stock issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We are not affiliated with the underlying stock issuer. However, we and our affiliates may currently or from time to time in the future engage in business with the underlying stock issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the underlying stock and the underlying stock issuer. You, as an investor in the Notes, should make your own investigation into the underlying stock and the underlying stock issuer. The underlying stock issuer is not involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. The underlying stock issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

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There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.

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Price of Notes prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the underlying stock and the expected price volatility of the underlying stock, the dividend rate on the underlying stock, the time remaining to the maturity of your Notes, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

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Impact of fees on the secondary market price of Notes — Generally, the market price of the Notes after issuance is expected to be lower than the issue price to public of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

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Potential UBS impact on the market price of the underlying stock — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock may adversely affect the market price of the underlying stock and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the trigger price, the number of shares of the underlying stock that may be delivered to you and the underlying stock itself for certain corporate events affecting the underlying stock. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-30 of the Trigger Yield Optimization Notes product supplement.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying stock to which the Notes are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Note (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.75%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “What Are the Tax Consequences of the Notes?” and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Trigger Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples and Return Table

Assumptions

The following examples and return table illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	6 months
Principal amount:	$100.00 per Note (equal to the initial price of the underlying stock)
Coupon rate**:	12.00% per annum (or $1.00 per monthly period)
Total coupon payable**:	6.00% (or $6.00 per Note)
Initial price of the underlying stock:	$100.00 per share
Trigger price:	$80.00 (80% of the initial price)
Dividend yield on the underlying stock***:	0.50% (based on 1.00% per annum)

*	Actual coupon rate and terms for each Note to be specified in the relevant final terms supplement. Amounts here have been rounded for ease of analysis.
**	Coupon payments will be paid in arrears in 6 periodic installments.
***	Hypothetical dividend yield holders of the underlying stock might receive over the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying stock may vary from the assumed dividend yield used for purposes of the following examples. Regardless, investors in the Notes will not receive any dividends paid on the underlying stock.

Hypothetical Examples

Scenario #1: The final price of the underlying stock is not below the trigger price of $80.00.

Since the final price of the underlying stock is not below the trigger price of $80.00, the issuer will pay you at maturity a cash payment equal to the principal amount of your Notes. This investment would outperform an investment in the underlying stock if the price appreciation of the underlying stock (plus dividends, if any) over the term of the Notes is less than 6.00%.

If the closing price of the underlying stock on the final valuation date is $100.00 (no change in the price of the underlying stock):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying stock is 0.50% (including dividends).

If the closing price of the underlying stock on the final valuation date is $130.00 (an increase of 30%):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying stock is 30.50% (including dividends).

If the closing price of the underlying stock on the final valuation date is $85.00 (a decline of 15%):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying stock is a loss of 14.50% (including dividends).

Scenario #2: The final price of the underlying stock is below the trigger price of $80.00.

Since the final price of the underlying stock is below the trigger price of $80.00, the issuer will deliver to you at maturity one share of the underlying stock for every Note you hold. The value received at maturity and the total return on the Notes at that time depends on the market price of the underlying stock on the maturity date.

If the closing price of the underlying stock on the maturity date is $45.00 (a decline of 55%):

Value of share received	$45.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$51.00
Total Return on the Notes:	-49.00%

In this example, the total return on the Notes is a loss of 49.00% while the total return on the underlying stock is a loss of 54.50% (including dividends).

If the closing price of the underlying stock on the maturity date is $70.00 (a decline of 30%):

Value of share received	$70.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$76.00
Total Return on the Notes:	-24.00%

In this example, the total return on the Notes is a loss of 24.00% while the total return on the underlying stock is a loss of 29.50% (including dividends).

Hypothetical Return Table

Final Price(1)	Stock Price Return(2)	Total Return on the Underlying Stock(3)	Payment at Maturity on the Notes(4)	Total Coupons Paid on the Notes(5)	Total Return on the Notes at Maturity(6)
$150.00	50.00%	50.50%	$100.00	$6.00	6.00%
$145.00	45.00%	45.50%	$100.00	$6.00	6.00%
$140.00	40.00%	40.50%	$100.00	$6.00	6.00%
$135.00	35.00%	35.50%	$100.00	$6.00	6.00%
$130.00	30.00%	30.50%	$100.00	$6.00	6.00%
$125.00	25.00%	25.50%	$100.00	$6.00	6.00%
$120.00	20.00%	20.50%	$100.00	$6.00	6.00%
$115.00	15.00%	15.50%	$100.00	$6.00	6.00%
$110.00	10.00%	10.50%	$100.00	$6.00	6.00%
$105.00	5.00%	5.50%	$100.00	$6.00	6.00%
$100.00	0.00%	0.50%	$100.00	$6.00	6.00%
$95.00	-5.00%	-4.50%	$100.00	$6.00	6.00%
$90.00	-10.00%	-9.50%	$100.00	$6.00	6.00%
$85.00	-15.00%	-14.50%	$100.00	$6.00	6.00%
$80.00	-20.00%	-19.50%	$100.00	$6.00	6.00%
$75.00	-25.00%	-24.50%	$75.00	$6.00	-19.00%
$70.00	-30.00%	-29.50%	$70.00	$6.00	-24.00%
$65.00	-35.00%	-34.50%	$65.00	$6.00	-29.00%
$60.00	-40.00%	-39.50%	$60.00	$6.00	-34.00%
$55.00	-45.00%	-44.50%	$55.00	$6.00	-39.00%
$50.00	-50.00%	-49.50%	$50.00	$6.00	-44.00%
$45.00	-55.00%	-54.50%	$45.00	$6.00	-49.00%

(1)

The hypothetical final price of the underlying stock as of the final valuation date. For purposes of this table, the hypothetical final price as of the final valuation date is deemed to be the same as the hypothetical closing price of the underlying stock on the maturity date.

(2)	The hypothetical stock price return range is provided for illustrative purposes only. The actual stock price return may be below -55%. Therefore, you may lose up to 100% of your principal amount.

(3)	The hypothetical total return on the underlying stock at maturity includes a hypothetical 0.50% cash dividend payment (based on 1.00% per annum).

(4)

The hypothetical payment or delivery of shares that the issuer makes on the maturity date. If the hypothetical final price is equal to or greater than the trigger price, the payment at maturity consists of the principal amount in cash. If the hypothetical final price is less than the hypothetical trigger price, the issuer will deliver at maturity one share of the underlying stock per Note, subject to antidilution adjustments, which will be worth less than the trigger price as of the final valuation date and is unlikely to be worth more than the principal amount per Note as of the maturity date.

(5)	The hypothetical coupons paid on the Notes, equal to 6.00% over the term of the Notes (equivalent to 12.00% per annum).

(6)	Valued as of the maturity date.

Information about the Underlying Stock

All disclosures regarding the applicable underlying stock will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the applicable underlying stock that will be provided in the relevant final terms supplement. You should make your own investigation into the underlying stock.

The underlying stock will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying stock with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying stock under the Exchange Act can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Notes at the issue price less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes; and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Annex A

Form of Final Terms Supplement

FINAL TERMS SUPPLEMENT (To Prospectus dated January 13, 2009, Product Supplement dated June 10, 2011 and Prospectus Supplement dated June 15, 2011)

Final Terms Supplement

UBS AG Trigger Yield Optimization Notes

Linked to the [common stock] of [    ]

Final Terms

Issuer	UBS AG, [•] Branch
Issue Price per Note	Equal to the initial price of the underlying stock.
Principal Amount per Note	Equal to the initial price of the underlying stock.
Term	[•] months
Underlying Stock	The [common stock] of [•].
Coupon Payments	Coupons will be paid in arrears on the coupon payment dates in equal installments based on the coupon rate, regardless of the performance of the underlying stock. Any payment required to be made on any coupon payment date that is not a business day will be made on the next succeeding business day, unless that day falls in the next calendar month, in which case it will be made on the first preceding business day, with the same effect as if paid on the original due date.
Coupon Rate	[•]% per annum.
Total Coupon Payable	[•]%
Payment at Maturity (per Note)

If the final price of the underlying stock is equal to or greater than the trigger price, we will pay you an amount in cash at maturity equal to your principal amount.

If the final price of the underlying stock is below the trigger price, we will deliver to you one share of the underlying stock for each Note you own, subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement. In this scenario, the share of the underlying stock that will be delivered to you is expected to be worth significantly less than the principal amount of your Note and may have no value at all. We will pay cash in lieu of delivering any fractional shares.

Closing Price	On any trading day, the last reported sale price of the underlying stock on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	$[•].
Trigger Price	$[•], which is [•]% of the initial price of the underlying stock. The trigger price is subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement.
Final Price	The closing price of the underlying stock on the final valuation date.
Trade Date	[•]
Settlement Date	[•]
Final Valuation Date	[•]. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
Maturity Date	[•]. The maturity date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
Coupon Payment Dates	[•]. The record date for coupon payment will be one business day preceding the coupon payment date.
CUSIP	[•]
ISIN	[•]
Tax Treatment	There is no tax authority that specifically characterizes the Notes. UBS and you agree, in the absence of an administrative determination or judicial ruling to the contrary, to characterize the Notes for tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying stock. With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:
	Coupon Rate	Interest on Debt Component	Put Option Component
	[ ]% per annum	[ ]% per annum	[ ]% per annum
For further details and possible alternative tax treatments, please refer to the section entitled “What are the Tax Consequences of the Notes?” in the prospectus supplement for more information.

NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES AT MATURITY, AND THE NOTES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 13, UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THE PROSPECTUS SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-13 OF THE TRIGGER YIELD OPTIMIZATION NOTES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, Trigger Yield Optimization Notes product supplement and prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

See “Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the Prospectus Supplement dated June 15, 2011 relating to the Notes, the Trigger Yield Optimization Notes product supplement, the accompanying prospectus and this final terms supplement.

Offering of Notes	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Note	Total	Per Note	Total	Per Note
	$•	100%	$•	[•]%	$•	[•]%

UBS Financial Services Inc.	UBS Investment Bank

Final Terms Supplement dated [•]

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus Supplement dated June 15, 2011

[                    ]

♦	Trigger Yield Optimization Notes product supplement dated June 10, 2011:

http://www.sec.gov/Archives/edgar/data/1114446/000119312511162722/d424b2.htm

♦	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to “prospectus supplement” mean the UBS prospectus supplement dated June 15, 2011, references to “Trigger Yield Optimization Notes product supplement” mean the UBS product supplement, dated June 10, 2011, relating to the Notes generally and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated January 13, 2009.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Trigger Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦

Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying stock is greater than or equal to the trigger price and only at maturity. If the final price of the underlying stock is below the trigger price, UBS will deliver to you one share of the underlying stock at maturity for each Note that you own instead of the principal amount in cash. If you receive shares of the underlying stock at maturity, the value of the shares you receive is expected to be significantly less than the principal amount of the Notes or may have no value at all.

♦

Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying stock reflects a higher expectation as of the trade date that the price of the underlying stock could close below its trigger price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, the underlying stock’s volatility can change significantly over the term of the Notes and the price of the underlying stock for your Note could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of your principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the stock price is above the trigger price.

♦

Your return on the Notes is expected to be limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying stock from the trade date to the final valuation date and your return is expected to be limited to the coupon payments. If the closing price of the underlying stock on the final valuation date is greater than or equal to the trigger price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying stock even though you risked being subject to the decline in the price of the underlying stock. If the closing price of the underlying stock on the final valuation date is less than the trigger price, UBS will deliver to you shares of the underlying stock at maturity which will be worth less than the trigger price as of the final valuation date and are unlikely to be worth more than the principal amount as of the maturity date. Therefore, your return on the Notes as of the maturity date is expected to be limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying stock.

♦

Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and its issuer (the “underlying stock issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying stock issuer and the underlying stock for your Notes. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

♦

Owning the Notes is not the same as owning the underlying stock — The return on your Notes may not reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock over the term of your Notes. Furthermore, the underlying stock may appreciate substantially during the term of your Notes and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. There can be no assurance that the underlying stock price will not rise by more than the coupons paid on the Notes or will not close below the trigger price on the final valuation date. The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying stock. You should be willing to accept the risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.]

♦

The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent will adjust the amount payable at maturity by adjusting the trigger price and the number of shares of the underlying stock that may be delivered for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other actions involving the underlying stock. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying stock. If an event occurs that does not require the calculation agent to adjust the trigger price and the number of shares of underlying stock that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock or American depositary shares of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of the underlying stock becomes subject to (i) a reorganization event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-30 of the Trigger Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying stock is below the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

♦

[Exchange rate risk — The Notes are linked to the American depositary shares of a foreign company. Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to American depositary shares.]

♦

[Risks associated with foreign securities markets — The Notes are linked to the American depositary shares of a foreign company. Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[There are important differences between the American depositary shares and the ordinary shares of a foreign company — The Notes are linked to the American depositary shares of a foreign company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign company and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the foreign company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.]

♦

[Risks associated with non-U.S. companies — The Notes are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.]

♦

[Risks associated with emerging market companies — The underlying stock issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes are susceptible, before making a decision to invest in the Notes.]

♦

There is no affiliation between the underlying stock issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We are not affiliated with the underlying stock issuer. However, we and our affiliates may currently or from time to time in the future engage in business with the underlying stock issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the underlying stock and the underlying stock issuer. You, as an investor in the Notes, should make your own investigation into the underlying stock and the underlying stock issuer. The underlying stock issuer is not involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. The underlying stock issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.

♦

Price of Notes prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of, the expected price volatility of and the dividend rate on the underlying stock, as well as the time remaining to the maturity of your Notes, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

♦

Impact of fees on the secondary market price of Notes — Generally, the market price of the Notes after issuance is expected to be lower than the issue price to public of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

♦

Potential UBS impact on the market price of the underlying stock — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock may adversely affect the market price of the underlying stock and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Notes. The calculation agent may also postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the trigger price, the number of shares of the underlying stock that may be delivered to you and the underlying stock itself for certain corporate events affecting the underlying stock. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-30 of the Trigger Yield Optimization Notes product supplement.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes, and which may be revised without notice. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may influence the value of the Notes.

♦

Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes which may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation of [•]% per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

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Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the sections entitled “What are the Tax Consequences of the Notes?” in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the Trigger Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Information about the Underlying Stock

All disclosures regarding the underlying stock are derived from publicly available information. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the underlying stock provided in this final terms supplement. You should make your own investigation into the underlying stock.

The underlying stock will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying stock with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying stock under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

[Underlying Stock]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s common stock, based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. [•]’s closing price on [•], 2011 was $[•]. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2006	3/31/2006	$•	$•	$•
4/3/2006	6/30/2006	$•	$•	$•
7/3/2006	9/29/2006	$•	$•	$•
10/2/2006	12/29/2006	$•	$•	$•
1/3/2007	3/30/2007	$•	$•	$•
4/2/2007	6/29/2007	$•	$•	$•
7/2/2007	9/28/2007	$•	$•	$•
10/1/2007	12/31/2007	$•	$•	$•
1/2/2008	3/31/2008	$•	$•	$•
4/1/2008	6/30/2008	$•	$•	$•
7/1/2008	9/30/2008	$•	$•	$•
10/1/2008	12/31/2008	$•	$•	$•
1/2/2009	3/31/2009	$•	$•	$•
4/1/2009	6/30/2009	$•	$•	$•
7/1/2009	9/30/2009	$•	$•	$•
10/1/2009	12/31/2009	$•	$•	$•
1/4/2010	3/31/2010	$•	$•	$•
4/1/2010	6/30/2010	$•	$•	$•
7/1/2010	9/30/2010	$•	$•	$•
10/1/2010	12/31/2010	$•	$•	$•
1/3/2011	3/31/2011	$•	$•	$•
4/1/2011*	•/•/2011*	$•	$•	$•

*	As of the date of this final terms supplement, available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through [•], 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of [•]’s common stock from January 3, 2000 through [•], 2011, based on information from Bloomberg. The dotted line represents the trigger price of $[•], which is equal to [•]% of the closing price on [•], 2011. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

[GRAPHIC]

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Notes at the issue price less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Notes.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes; and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.